Exhibit 32.1
ADUDDELL INDUSTRIES, INC.
Certification by Chief Executive Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
          In connection with the Annual Report on Form 10-K of Aduddell Industries, Inc. (the “Company”) for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stan Genega, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Company.

By:	/s/ Stan Genega
Stan Genega
Chief Executive Officer